Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES FIRST QUARTER 2015 PRODUCTION

AND RESULTS OF CREDIT FACILITY BORROWING BASE REDETERMINATION

DENVER, CO April 16, 2015 - SM Energy Company (NYSE: SM) announces that production for the first quarter of 2015 is expected to be 16.8 MMBOE, or 186.4 MBOE/d.  This represents 6% sequential growth in average daily production from the fourth quarter of 2014, and exceeds the Company’s guidance.

The Company also announces that the borrowing base under its senior secured revolving credit facility was maintained at $2.4 billion following its lenders’ regularly scheduled semi-annual redetermination.  SM Energy has elected to leave the aggregate commitment amount from the bank group unchanged at $1.5 billion.  The redetermination was made under the terms of the existing facility and there were no other changes to the terms of the credit facility resulting from this borrowing base redetermination.

Jay Ottoson, President and CEO, commented, “We exceeded our operated production expectations in the first quarter with operated capital investment right at our plan.  Our production outperformance and reaffirmed borrowing base in a distressed commodity price environment are a result of our ability to efficiently add production and proved reserves in our core development programs.  We plan to reforecast our annual production for 2015 following the completion of our Mid-Continent asset marketing process.”

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections.  The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause SM Energy’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include factors such as the availability, proximity and capacity of gathering, processing and transportation facilities; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of announced divestitures, and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the volatility and level of oil, natural gas, and natural gas liquids prices; uncertainties inherent in projecting future rates of production from drilling activities and acquisitions; the imprecise nature of estimating oil and gas reserves; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company’s commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy’s 2014 Annual Report on Form 10-K. The forward looking statements contained herein speak as of the date of this announcement.  Although SM Energy may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America.  SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY CONTACTS:

MEDIA:

Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:

James Edwards, ir@sm-energy.com, 303-837-2444